UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
Victoria Hall 11 Victoria Street Hamilton HM 11 Bermuda (441) 295-8201 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 590-9200 (Name, address, including zip code, and telephone number, including area code, of agent for service)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-129214.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.625% Perpetual Preferred Income Equity Replacement Securities	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrants' Securities to be Registered.

The class of securities to be registered is 5.625 % Perpetual Preferred Income Equity Replacement Securities ("Perpetual PIERS"), par value $0.0015144558, liquidation preference $50 per Perpetual PIERS, of Aspen Insurance Holdings Limited (the ‘‘Company’’).

For a description of the Perpetual PIERS being registered hereunder, reference is made to the description contained under the heading ‘‘Description of Perpetual PIERS’’ beginning on page S-51 in the Prospectus Supplement, filed on December 8, 2005 (Registration No. 333-129214), which is incorporated herein by reference and made part of this Registration Statement.

Item 2. Exhibits.

3.1	Certificate of Incorporation and Memorandum of Association of Aspen (incorporated herein by reference to Exhibit 3.1 to Aspen's 2003 Registration Statement on Form F-1 (Registration No. 333-110435)).

3.2	Amended and Restated Bye-Laws of Aspen (incorporated herein by reference to Exhibit 3.1 to Aspen's Current Report on Form 8-K filed on May 27, 2005).

4.1	Certificate of Designations of the Company’s Perpetual PIERS, dated December 12, 2005 (incorporated by reference to our Current Report on Form 8-K, to be filed with the SEC on December 12, 2005).

4.2	Specimen Certificate for the Company’s Perpetual PIERS, dated December 12, 2005 (incorporated by reference to our Current Report on Form 8-K, to be filed with the SEC on December 12, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
By:	/s/ Julian Cusack
Julian Cusack
Chief Financial Officer

Date: December 12, 2005

INDEX TO EXHIBITS

Number	Description
3.1	Certificate of Incorporation and Memorandum of Association of Aspen (incorporated herein by reference to Exhibit 3.1 to Aspen's 2003 Registration Statement on Form F-1 (Registration No. 333-110435)).
3.2	Amended and Restated Bye-Laws of Aspen (incorporated herein by reference to Exhibit 3.1 to Aspen's Current Report on Form 8-K filed on May 27, 2005).
4.1	Certificate of Designations of the Company’s Perpetual PIERS, dated December 12, 2005 (incorporated by reference to our Current Report on Form 8-K to be filed with the SEC on December 12, 2005).
4.2	Specimen Certificate for the Company’s Perpetual PIERS, dated December 12, 2005 (incorporated by reference to our Current Report on Form 8-K to be filed with the SEC on December 12, 2005).